Exhibit 99.1

Contacts: J. Daniel Speight (404) 760-7706
Katie Bows (404) 760-7712

FOR IMMEDIATE RELEASE

Flag Financial Corporation Reports 89.6 Percent Increase in Net Operating Income for

Third Quarter 2006

Atlanta, Ga. (October 17, 2006) – Flag Financial Corporation (NASDAQ: FLAG) today announced net operating income for the third quarter of 2006 of $5.0 million, an increase of 89.6% as compared to $2.6 million in the same quarter in 2005. Diluted operating earnings per share were $0.28 for the third quarter of 2006 and 2005. Net operating income for the nine-month period ended September 30, 2006 totaled $16.2 million, an increase of 139.2% as compared to $6.8 million in the same period in 2005. Diluted operating earnings per share were $0.91 for the nine-month period ended September 30, 2006, a 25.3% increase compared to $0.73 in the same period of 2005. With assets totaling $1.8 billion, Flag Financial is the largest community banking company headquartered in metro Atlanta.

Net operating income excludes pre-tax merger-related charges. For the third quarter and nine-month period ended September 30, 2006, merger-related charges were $359,000. Merger-related charges were incurred in connection with the impending merger with RBC Centura Banks, Inc. (“RBC”) and were primarily for investment banking, legal and other professional charges. Including merger-related charges, net income for the third quarter of 2006 was $4.8 million or $0.27 per diluted share and $16.0 million or $0.90 per diluted shares for the nine-month period ended September 30, 2006. For the third quarter and nine-month period ended September 30, 2005, net income and net operating income are the same.

On August 9, 2006, Flag Financial and RBC entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which RBC will acquire Flag Financial (the “Merger”). Under the terms of the Merger Agreement, upon the closing of the transaction, each outstanding share of Flag Financial common stock will be converted into cash in the amount of $25.50 per share.

The Merger has been approved by the boards of directors of both Flag Financial and RBC and is subject to the approval of the shareholders of Flag Financial. In addition to shareholder approval, the Merger is subject to customary regulatory approvals in the United States and in Canada including approval by the Board of Governors of the Federal Reserve System. The Merger Agreement also includes customary representations, warranties, covenants and other closing conditions of both parties. Flag Financial and RBC expect the Merger to close prior to the end of 2006.

Total revenue was $19.4 million and $59.1 million for the quarter and nine-month period ended September 30, 2006, respectively. This represented increases of 52.0% and 66.8% over the same periods in 2006. Revenue growth is a result of both the acquisition and integration of First Capital Bank into Flag Bank and by strong internal growth. The successful integration of First Capital is reflected in the company’s efficiency ratio which improved to 59.73% and 56.48%, excluding pre-tax merger-related charges totaling $359,000, for the third quarter and nine-month period ended September 30, 2006, respectively, compared to 67.76% and 70.06% in the same periods in 2005. Including merger-related charges, the company’s efficiency ratio was 61.59% and 57.08% for the third quarter and nine-month period ended September 30, 2006.

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Flag Financial continues to maintain the growth in its loan portfolio and its strong credit quality. Solid internal loan production, combined with the First Capital acquisition, contributed to the increase in loans. Loans outstanding grew to $1.2 billion as of September 30, 2006 from $691.5 million at September 30, 2005, an increase of 80.6%. During the same period, non-performing loans to total loans decreased to 0.54% from 0.64%. The allowance for loan losses totaled $17.3 million or 1.37% of loans at September 30, 2006 compared to $9.5 million or 1.36% at September 30, 2005. The company did not record loan loss provision in the third quarter ended September 30, 2006 or 2005. For the nine-month period ended September 30, 2006, loan loss provision totaled $550,000 compared to $750,000 in the same period of 2005.

Deposit growth is also attributable to the acquisition of First Capital and the success of the company’s deposit programs. Deposits increased to $1.4 billion at September 30, 2006, an increase of 72.1%, compared to $784.8 million at September 30, 2005. As the result of the company’s focus on attracting core deposits, core deposits represented 56.5% of the company’s deposit mix at September 30, 2006, compared to 54.3% one year ago. Its Smartstreet division successful cash management program has complemented the company’s deposit growth strategies. Smartstreet offers custom banking and cash management services for community associations and management companies.

Flag Financial Corporation is a bank holding company whose wholly owned subsidiary is Flag Bank (www.flagbank.com). The Flag Financial franchise consists of 26 offices, including 17 full-service banking offices and five mortgage/loan production offices in 14 Georgia counties. In addition to traditional banking services, Flag Bank provides payroll services nationally to businesses through Payroll Solutions, and through Smartstreet, offers custom banking and cash management services for community associations and management companies. Flag Financial’s common stock is traded on the Nasdaq Stock Market under the ticker “FLAG”.

Except for historical information contained herein, the matters discussed in this press release consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions, potential difficulties in the execution of Flag Financial’s business and growth strategies, competitive risks and other factors set forth from time to time in Flag Financial’s filings with the Securities and Exchange Commission. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “outlook,” and “anticipates” are similar expressions as they relate to Flag Financial (including its subsidiaries), or its management, and are intended to identify forward-looking statements.

Flag Financial from time to time becomes aware of rumors concerning its business, prospects and results of operations. As a matter of policy, Flag Financial does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and other unsubstantiated information. Flag Financial complies with federal and state laws applicable to the disclosure of information concerning its business, prospects and results of operations. Investors may be at significant risk in relying on unsubstantiated information from other sources.

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Flag Financial Corporation and Subsidiary

Financial Summary

(Dollars in thousands except per share information)

(Unaudited)

	Three Months Ended September 30,
	2006	2005
Interest income	$31,559	$15,933
Interest expense	14,938	5,817

Net interest income	16,621	10,116
Provision for loan losses	—	375

Net interest income after provision	16,621	9,741
Noninterest income	2,791	3,034
Noninterest expense (1)	11,513	8,855

Income before taxes	7,899	3,920
Provision for income taxes	2,898	1,283

Net operating income	$5,001	$2,637
Merger-related charges, net of tax	(223)	—
Net income	$4,778	$2,637

Operating Performance Ratios (1):
Basic earnings per share	$0.29	$0.31
Diluted earnings per share	0.28	0.28
Return on average assets	1.13%	1.18%
Return on average equity	9.27%	14.46%
Return on average tangible equity	19.84%	20.32%

GAAP Performance Ratios:
Basic earnings per share	$0.28	$0.31
Diluted earnings per share	0.27	0.28
Cash dividends declared	0.06	0.06
Book value at quarter end	12.92	8.74
Tangible book value at quarter end	6.17	6.28

Net interest margin, taxable equivalent	4.18%	4.83%
Efficiency ratio	61.59%	67.76%
Return on average assets	1.08%	1.18%
Return on average equity	8.86%	14.46%
Return on average tangible equity	18.96%	20.32%

Credit Quality Ratios:
Allowance for loan losses	$$17,337	$9,511
Nonperforming assets	6,830	4,507
Allowance for loan losses to loans	1.37%	1.36%
Nonperforming assets to total assets	0.38%	0.49%
Net charge-off (recoveries)	90	(221)
Net charge-offs (recoveries) to average loans	0.03%	(0.13)%

At Quarter End:
Loans outstanding, net	$1,249,140	$691,488
Total assets	1,776,142	919,125
Interest-earnings assets	1,587,729	858,134
Deposits	1,350,584	784,806
Shareholders’ equity	218,667	74,652

Average Balances:
Loans outstanding, net	$1,240,571	$663,803
Total assets	1,774,808	895,843
Interest-earning assets	1,590,187	838,482
Deposits	1,340,942	765,055
Shareholders’ equity	215,683	72,921

(1)	Excludes pre-tax merger-related charges totaling $359,000 or $0.01 per diluted common share in the third quarter and nine-month period ended September 30, 2006.

Flag Financial Corporation and Subsidiary

Financial Summary

(Dollars in thousands except per share information)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Interest income	$90,592	$42,784
Interest expense	40,106	14,842

Net interest income	50,486	27,942
Provision for loan losses	550	750

Net interest income after provision	49,936	27,192
Noninterest income	9,158	8,228
Noninterest expense	33,764	25,394

Income before taxes	25,330	10,026
Provision for income taxes	9,137	3,256

Net operating income	$16,193	$6,770
Merger-related charges, net of tax	(223)	—

Net income	$15,970	$6,770

Operating Performance Ratios (1):
Basic earnings per share	$0.96	$0.79
Diluted earnings per share	0.91	0.73
Return on average assets	1.23%	1.05%
Return on average equity	10.20%	12.67%
Return on average tangible equity	22.22%	17.94%

GAAP Performance Ratios:
Basic earnings per share	$0.94	$0.79
Diluted earnings per share	0.90	0.73
Cash dividends declared	0.18	0.18

Net interest margin, taxable equivalent	4.32%	4.71%
Efficiency ratio	57.08%	70.06%
Net overhead ratio	1.89%	2.67%
Return on average assets	1.21%	1.05%
Return on average equity	10.06%	12.67%
Return on average tangible equity	21.91%	17.94%

Average Balances:
Loans outstanding, net	$1,228,580	$623,220
Total assets	1,757,576	857,476
Interest-earning assets	1,573,843	800,354
Deposits	1,336,201	732,989
Shareholders’ equity	211,612	71,266

(1)	Excludes pre-tax merger-related charges totaling $359,000 or $0.01 per diluted common share in the third quarter and nine-month period ended September 30, 2006.

Flag Financial Corporation and Subsidiary

Consolidated Balance Sheets

(Dollars	in thousands, except share data)

	September 30, 2006	December 31, 2005	September 30, 2005
	(unaudited)	(audited)	(unaudited)
Assets

Cash and due from banks	$41,636	$45,506	$16,101
Other interest-bearing deposits in banks	159	2,085	5,946
Federal funds sold	—	23,184	24,578

Total cash and cash equivalents	41,795	70,775	46,625

Other interest-bearing deposits in banks	349	4,698	4,000
Investment securities available-for-sale	294,605	228,442	99,878
Other investments	17,245	18,762	12,332
Mortgage loans held-for-sale	7,710	11,665	10,401
Loans, net of allowance for loan losses of $17,337, $16,779 and $9,511, respectively	1,249,140	1,205,046	691,488
Premises and equipment, net	14,668	13,985	13,458
Intangible assets	114,814	115,034	20,986
Other assets	35,816	34,454	19,957

Total assets	$1,776,142	$1,702,861	$919,125

Liabilities and Stockholders’ Equity

Deposits:
Noninterest-bearing deposits	$197,047	$172,725	$57,372
Interest-bearing demand deposits	104,940	127,976	77,685
Money market	443,849	404,488	270,286
Savings	17,762	19,450	20,697
Time	586,986	559,313	358,766

Total deposits	1,350,584	1,283,952	784,806

Advances from Federal Home Loan Bank	130,291	143,469	25,000
Federal funds purchased and repurchase agreements	9,819	4,142	1,420
Junior subordinated debentures	46,785	46,791	24,743
Other liabilities	19,996	19,707	8,504

Total liabilities	1,557,475	1,498,061	844,473

Preferred stock, 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, $1 par value, 40,000,000 shares authorized, 18,598,909, 18,425,034 and 10,097,272 shares issued and outstanding at September 30, 2006, December 31, 2005 and September 30, 2005, respectively	18,599	18,425	10,097
Additional paid-in capital	150,145	148,062	28,296
Retained earnings	64,579	51,692	49,875
Accumulated other comprehensive (loss) income	(134)	125	(112)
Less: Treasury stock at cost; 1,589,431 shares at September 30, 2006 and 1,551,186 shares at December 31, 2005 and September 30, 2005	(14,522)	(13,504)	(13,504)

Total stockholders’ equity	218,667	204,800	74,652

Total liabilities and stockholders’ equity	$1,776,142	$1,702,861	$919,125

Flag Financial Corporation and Subsidiary

Consolidated Statements of Earnings

(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)
Interest income:
Interest and fees on loans	$27,232	$14,279	$77,631	$38,120
Interest on investment securities	4,209	1,339	11,968	3,719
Interest on federal funds sold and other interest-bearing deposits	118	315	993	945

Total interest income	31,559	15,933	90,592	42,784

Interest expense:
Interest on deposits:
Demand	271	209	834	682
Money market	4,797	2,130	13,034	5,281
Savings	33	35	100	98
Time	7,068	2,857	18,557	7,369
Interest on other borrowings	2,769	586	7,581	1,412

Total interest expense	14,938	5,817	40,106	14,842

Net interest income before provision for loan losses	16,621	10,116	50,486	27,942
Provision for loan losses	—	375	550	750

Net interest income after provision for loan losses	16,621	9,741	49,936	27,192

Noninterest income:
Service charges on deposit accounts	798	855	2,315	2,428
Mortgage banking activities	770	890	2,468	2,157
Payroll services fees	673	542	2,089	1,622
Insurance commissions and brokerage fees	72	66	275	198
(Loss) gain on sales of other real estate owned	(4)	336	135	558
Gain on sales of investment securities available-for-sale	—	—	—	129
Other	482	345	1,876	1,136

Total noninterest income	2,791	3,034	9,158	8,228

Noninterest expense:
Salaries and employee benefits	7,324	5,539	20,767	15,759
Occupancy	1,156	977	3,559	2,915
Professional fees	110	429	844	1,462
Postage, printing and supplies	505	257	1,380	734
Communications	678	539	2,175	1,648
Merger-related charges	359	—	359	—
Other	1,740	1,114	5,039	2,876

Total noninterest expense	11,872	8,855	34,123	25,394

Earnings before provision for income taxes	7,540	3,920	24,971	10,026
Provision for income taxes	2,762	1,283	9,001	3,256

Net earnings	$4,778	$2,637	$15,970	$6,770

Basic earnings per share	$0.28	$0.31	$0.94	$0.79

Diluted earnings per share	$0.27	$0.28	$0.90	$0.73